Exhibit 31.3

Certification
I, M. Terry Turner, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Pinnacle Financial Partners, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 22, 2015	Signature:	/s/ M. Terry Turner
M. Terry Turner
President and Chief Executive Officer
Pinnacle Financial Partners, Inc.